Registration No. ___________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AURUM EXPLORATIONS, INC.
(Name of small business issuer in its charter)

Nevada	1081	None
(State or Other Jurisdiction of	(Primary Standard Industrial	(Employer Identification Number)
Organization)	Classification Code)

AURUM EXPLORATIONS, INC.	INC. PLAN OF NEVADA
10431 Caithcart Road	613 Saddle Rider Court
Richmond, British Columbia	Henderson, Nevada 89011
Canada V6X 1N3	1-800-462-4633
(604) 247-0372	(302) 428-1200
(Address and telephone of registrant’s executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	3,360,000	$0.05	$168,000	$5.16

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

AURUM EXPLORATIONS, INC.
3,360,000 Shares of Common Stock

     We are registering for sale by selling shareholders, 3,360,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

     The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It’s illegal to tell you otherwise.

The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our Business

     We were incorporated on April 27, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Patrick Mohammed, our president. We intend to conduct exploration activities on one property located in the Province of British Columbia, Canada. The one property consists of 45 cells. We intend to explore for gold on the property.

     We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

     Our administrative office is located at 10431 Caithcart Road, Richmond, British Columbia, Canada V6X 1N3 and our telephone number is 604-247-0372 and our registered statutory office is located at 6100 Neil Road, Suite 500, Las Vegas, Nevada 89511. Our fiscal year end is July 31. Our mailing address is 10431 Caithcart Road, Richmond, British Columbia, Canada V6X 1N3.

     Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

Following is a brief summary of this offering:

Securities being offered by selling shareholders	3,360,000 shares of common stock
Offering price per share	$0.05
Net proceeds to us	None
Number of shares outstanding before the offering	8,360,000
Number of shares outstanding after the offering if all of the	8,360,000
shares are sold

Selected Financial Data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of July 31, 2007
(audited)
Balance Sheet
Total Assets	$33,281
Total Liabilities	$8,165
Stockholders’ Equity	$25,116

Period Ended
July 31, 2007
(audited)

Income Statement
Revenue	$-
Total Expenses	$(34,095)
Net Loss	$(34,095)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with Aurum Explorations, Inc.:

     1. There is substantial uncertainty we will continue activities in which case you could lose your investment.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

     2. Because the probability of an individual property ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

     The probability of an individual prospect ever having reserves is extremely remote. In all probability, the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

     3. Our management has limited technical training and experience in mineral activities and consequently our activities, earnings and ultimate financial success could be irreparably harmed.

     Our management has limited technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in the industry.

     4. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease activities.

     We were incorporated in April 2007 and we have not started our proposed business activities or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $34,095. The loss was a result of the payment of fees for staking our claims, incorporation, legal and accounting. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to generate revenues
*	our ability to reduce exploration costs.
*	our ability to locate a profitable mineral property

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

     5. Because we will have to spend additional funds to determine if we have a reserve, if we can’t raise the money we will have to cease operations and you could lose your investment.

     Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

     6. Because our management only has limited technical training or experience starting and managing an exploration program, management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. As a result, we may have to suspend or cease activities which will result in the loss of your investment.

     Our management has limited experience managing, starting, and operating an exploration program. Further, our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our activities, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease activities which will result in the loss of your investment.

     7. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration activities.

     Our proposed exploration work can only be performed approximately six to seven months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during five to six months of the year. When roads are impassible, we are unable to conduct exploration activities on the property.

     8. Because we are small and do no have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing reserve may go undiscovered. Without a reserve, we cannot generate revenues and you will lose your investment.

     9. We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend activities.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     10. Because Patrick Mohammed has other outside business activities and will only be devoting 10% of his time or approximately four hours per week to our activities, our activities may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Because Patrick Mohammed, our sole officer and director, has other outside business activities and will be only be devoting 10% of his time or four hours each per week to our activities, our activities may be sporadic and occur at times which are convenient to Mr. Mohammed. As a result, exploration of the property may be periodically interrupted or suspended.

     11. Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease activities.

     Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of Patrick Mohammed. If Mr. Mohammed transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease activities. We believe if Mr. Mohammed transfers title to a third party, we will not have any claim against Mr. Mohammed. Under British Columbia law, title to British Columbia mineral claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law, we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time because the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

Risks associated with this offering:

     12. Because all of our assets and our sole officer and our director are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our sole officer and director.

     All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our sole officer and director is a national and/or resident of a country other than the United States, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our sole officer and director predicated upon the securities laws of the United States or any state thereof.

     13. Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money.

     14. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     15. Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

     We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

     16. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

     Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering.  All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     The price of the shares has been determined by our board of directors. We selected the $0.05 price the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares at the highest price they paid for the shares. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

     There are forty selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $35,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

     Of the 8,360,000 shares of common stock outstanding as of July 31, 2007, 5,000,000 are owned by our sole officer and director and may only be resold pursuant to the exemption from registration contained in Rule 144 of the Securities Act of 1933.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6, and 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the salesperson’s compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

     The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

General

     We were incorporated on April 27, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Patrick Mohammed, our president. We intend to conduct exploration activities on one property located in the Province of British Columbia, Canada. The one property consists of 45 cells. We intend to explore for gold on the property.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans. Currently, we do not intend to acquire other interests in any other mineral properties. Our business plan is solely to explore one mineral property. If we are successful in our initial endeavors, we may look at other exploration situations.

Background

     In July 2007, Patrick Mohammed, our president and sole member of the board of directors acquired one mineral property containing forty-five Mineral Titles Online cells in British Columbia, Canada. British Columbia allows a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the claim area on the British Columbia Mineral Titles Online system. The Mineral Titles Online system is the Internet-based British Columbia system used to register, maintain and manage the claims. A cell is an area which appears electronically on the British Columbia Internet Minerals Titles Online Grid and was formerly called a claim. A claim is a grant from the Crown of the available land within the cells to the holder to remove and sell minerals. The online grid is the geographical basis for the cell. Formerly, the claim was established by sticking stakes in the ground to define the area and then recording the staking information. The staking system is now antiquated in British Columbia and has been replaced with the online grid. The property was registered by David Zamida, a non affiliated third party. Mr. Zamida is a Prospector residing in Toronto, Ontario.

     In consideration of the sale of the property by Mr. Zamida to Mr. Mohammed, Mr. Mohammed agreed to pay Mr. Zamida a 1% smelter royalty, 0.5% thereof may be purchased for CAN$2,000,000. The obligation to pay the royalty is subject to ore being sold from the property.

     The claim is recorded in the name of Mr. Mohammed, our sole officer and director, to avoid paying additional fees. Mr. Zamida suggested that the property be held in Mr. Mohammed’s name and we concurred therein. The property was selected by Mr. Mohammed after consulting with Paul D. Gray, a professional geologist and geological consultant. No money was paid to Mr. Mohammed to hold the claim. No money will be paid to Mr. Mohammed to transfer the property to us. Mr. Mohammed has executed a declaration of trust wherein he has agreed to hold the property for us and will deliver title upon our demand. Mr. Mohammed has not provided us with a signed or executed bill of sale in our favor as of the date of this prospectus. Mr. Mohammed will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property.

     Under British Columbia law, title to British Columbia mineral claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. Since we are an American corporation, we can never possess legal mineral claim to the land. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time because the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

     In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Mohammed will convey title to the property to the wholly owned subsidiary corporation. Should Mr. Mohammed transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend activities and we will have no cause of action against Mr. Mohammed. Mr. Mohammed has agreed verbally with us not to cause the title to pass to another entity.

     To date we have not performed any work on the property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company’s property, that is the province of British Columbia.

     In the nineteenth century, the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. Our property is one such acquisition. Accordingly, fee simple title to our property resides with the Crown. That means that the Crown owns the surface and minerals.

     Our claim is a mineral lease issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

     The property is unencumbered, that is there are no claims, liens, charges or liabilities against the property, and there are no competitive conditions, that is the action of some unaffiliated third party, that could affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

     To date we have not performed any work on the property. Accordingly, there is no assurance that a commercially viable mineral deposit, a reserve, exists in the property; in fact, the likelihood that a commercially viable mineral deposit exists is remote.

     There are no native land claims that affect title to the property. We have no plans to try to interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

     Mr. Gray suggested purchasing the claim to Mr. Mohammed. Mr. Mohammed, after reviewing the matter with Mr. Gray, agreed and accordingly it was decided to proceed with the project as discussed herein.

Claims

     The following is a list of tenure numbers, claim, date of recording and expiration date of our claims:

Tenure No.	Name	Owner	Expiration
552012	Luxor	Partick Mohammed	January 18, 2008

     The property was selected because gold and platinum have been discovered in the area.

     The Luxor property consists of one located mineral claim comprising a total of 45 cells on 2,333.920 acres.

Location and Access

     The Luxor Property is located in the Greenwood Mining Division, in the Boundary District, of South Central British Columbia, Canada. The mineral claim comprising the Property is centered at UTM Zone 11, 548l802N. 398203E. (49028' 38" N. Latitude; 118023' 25" W. Longitude), and situated on N.T.S. map sheet 082E (1:250,000), 082E/8 (l:50,000) and 82E.048 and 82E.049 (l:20,000). The Property consists of forty-five (45) MTO Cell Claims comprising the B.C. MTO Mineral Claim "LUXOR" (#552012), covering 944.504 Hectares (2333.920 Acres). The Luxor Property is 100% owned by Patrick Mohammed. Figures 3-1, 3-2, 3-3 and 3-4 illustrate project location and infrastructure at four scales.

     The Luxor Property (Tenure number 552012) consists of forty-five (45) contiguous MTO Cell mineral claims amalgamated on February 14,2007 by David Anthony Zamida (B.C. MTO event number 4141666) through the B.C. Government's Mineral Tenure Staking On-Line System (MTO). As per a Bill of Sale dated July 3, 2007 Patrick Mohammed purchased the Luxor Mineral Claim for $5,000.00, resulting in a 100% ownership of the subject claims, with a 1% Net Smelter Royalty in favour of David Zamida (0.5% of the Royalty is purchasable by Aurum for $2,000,000 at any time prior to July 4,2017).

     All underlying Crown Grants Lots which predate the mineral titles have reverted back to the Crown and are therefore no longer valid. Mineral tenure 552012 holds all subsurface rights within it's boundaries.

Map 1

LUXOR
MINERAL
CLAIM
N

Mineral Tenures (Numbers)
Roads
Lakes
Rivers

PDG Geological Consulting **Luxor Project Technical Report 2007**		TITLE Luxor Project Tenure and Access Map		
		FILENAME LXTITLES.CDR	PROJECT NUMBER 07-103	DRAWING NUMBER 3-4

Map 2

YUKON
N.W.T.
N
BRITISH COLUMBIA
ALBERTA
60°
Prince Rupert
Prince George
LUXOR PROPERTY
Kamloops
49°
VANCOUVER
Victoria
WASHINGTON
SEATTLE
120°
Legend
Road
Border
City
Property Location
SCALE
KILOMETRES

PDG Geological Consulting Luxor Project Technical Report 2007			TITLE Luxor Project - Property Location		
		FILENAME LXBCLOC.CDR	PROJECT NUMBER 07-103	DRAWING NUMBER 3-1

Climate

     The climate of the property is typical of the mountainous regions south central and southwest British Columbia, with warm wet summers and cold, long winters. Snow accumulates to over two meters in the mountains and valleys of the property. Year round development and mining is impossible.

Physiography

     The property is situated in the southern Monashee Mountains of the Columbia Mountains Chain, on the western flank of the Christina Range, an area of typically rugged and steep relief. The terrain over the property consists of moderately steep-sided mountains, covered in second growth forest and clear-cut timber harvest areas. Elevations within the property boundaries range from 720 meters above sea level at the southern boundary of the property to a maximum of 1,175 meters above sea level at the northwest end of the Property.

     The property is heavily wooded with mixed coniferous forest on the slopes and deciduous trees (aspen, cottonwood, and birch) defining the valley bottoms. Douglas fir, western larch, lodgepole pine, white spruce and western red cedar are the common species of tree seen on the Property.

Regional Geology

     The property lies in the northern portion of the Boundary District of south central British Columbia and is centred just south the historic Franklin Mining Camp. In broad terms the area is a graben-derived terrane consisting of Triassic-Jurassic volcanics and sediments enclosed within and/or intruded by Jurassic-Cretaceous and Tertiary granitic rocks. Late Tertiary volcanic and sedimentary lithologies cover much of the region.

     Eocene sediments and volcanics overlay the older rocks of the area. The oldest of the Tertiary rocks are conglomerate and arkosic to tuffaceous sediments of the Eocene Kettle River Formation. These sediments are overlain by andesitic to trachytic lavas of the Eocene Marron Formation, and locally by rhyolite flows, in the Franklin Camp. The Marron volcanics are unconformably overlain by lahars and volcanics of the Eocene Klondike Mountain Formation. Epithermal gold mineralization, related to Eocene structural activity, is theorized to have been important source of gold in the Boundary District.

     The major Granby Fault (locally referred to as the Burrell Creek Fault), a north trending normal fault separates the gneisses from the younger rocks to the west. The Granby Fault forms the eastern boundary to the Republic graben in Washington State, and it can be traced for more than 100 kilometers north to the Franklin Camp, where it follows Burrell creek. An east-west near vertical structure hosts the significant mineralized quartz veins in the Franklin Camp (the Union Mine), and major north-south faults underlie the principal valleys in the Camp. The Burrell Creek Fault extends through the Luxor Property and Franklin Camp.

Property Geology

     The property lies within four kilometers south of the center of the Franklin Mining Camp. The Franklin Camp overlies an inlier of Paleozoic to Mesozoic volcanic and sedimentary rocks of the Franklin Group, surrounded by Mesozoic and Tertiary intrusive (plutonic) rocks.

     The oldest rocks exposed in the Franklin Camp and on the Property are a sequence of sediments, volcanics and related intrusives referred to as the Franklin Group. These Franklin Group lithologies are intruded by granodiorite and diorite of the Jurassic-Cretaceous Nelson Plutonic (including the Averill) complex and syenite and lamprophyre dykes and stocks of the Eocene Coryell suite. These units are overlain by andesite and trachyte flows of the Eocene Marron Formation.

     A northerly trending system of Cretaceous to Tertiary faults, known regionally as the Granby Fault, and locally as the Burrell Creek fault, runs along eastern edge of the property. Westerly trending cross-cutting structures have been repeatedly identified on the property. The Burrell Creek fault was active during the Coryell emplacement period, and may have acted as a conduit for percolating fluids which subsequently altered the Tertiary volcanics. The east-west trending structures have been interpreted to represent stress features relating to the Burrell fault. Highly silicifed and disseminated pyrite alteration has been noted around these north-south and east-west structures.

     The Coryell intrusive rocks on the property are salmon colored and contain 5-10% chlorite after hornblende, magnetite is also common. Grain size varies from fine grained to orthoclase phenocrysts and megacrysts of up to 15 em long.

     The volcanic sequences on the property are predominantly medium gray-green andesite to felsic flows and fragmentals with minor limy horizons as well as fine grained dark tuffs. Altered margins of the tracytic volcanics can contain feldspar lathes. Vitrious outcrops within the volcanics may to represent zones of siliceous alteration or perhaps rhyolitic flows.

History of Previous Work

     There is evidence of previous exploration on the property, but no evidence of development or production.

Our Proposed Exploration Program

     We are prospecting for gold. Our target is mineralized material. Our success depends upon finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease activities and you will lose your investment. We anticipate being able to delineate a mineralized body, if one exists, within nine months of beginning exploration.

     We do not own any interest in any property, but merely have the right to conduct exploration activities on one property.

     In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease activities.

     We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. The only event that has been the registration of the property in Mr. Mohammed’s name and a physical examination of the property by Paul D. Gray, our professional geologist and consultant. Mr. Gray examined the surface and took samples. The samples did not reveal anything. Mr. Gray used a hammer, pick and sack to take samples. While Mr. Gray is a geologist, he is not an engineer, and accordingly his area of expertise is limited to geological matters. Before ore retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

     We do not know if we will find mineralized material.

     Our exploration program is designed to economically explore and evaluate the property.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     We intend to conduct our exploration as follows. We only have funds to complete Phase I and II. In order to complete Phases III and IV we will have to raise additional capital. We will proceed to Phases III and IV subject to Phase I and II being completed successfully.

PHASE I:

1.

Phase I: QP Property Inspection and Technical Report Generation: A two (2) day site visit, including travel, should be conducted by a QP. Samples should be collected and assayed with a view towards confirming historically reported assay values. In specific, the ZAP and WSW showings should be visited and if possible the Silver Queen. Effort should be made to re-establish historic grid locations and sample sites. Access and up to date Property conditions should also be gained. The QP should then author a Technical Report based on this inspection and sample assays. A program budget of $12,000 and duration of one (1) month (allowing for the site visit, assay turnaround and report generation) are required for this phase, which could be done any time between May and November. No work permits would be required for this phase of work.

2.	Phase II: Systematic and Detailed Franklin Camp Data Compilation and Digitization:

A geologist adept at GIS compilation should be employed to catalogue and digitize all available information on the Franklin camp and Luxor Projects. This data should be assembled into a single coherent GIS package which could be utilized to guide all future work on the Project. In particular a detailed geological basemap should be produced from this exercise. In addition, the geologist should garner a clear understanding of the identified mineralization within the Franklin Camp and apply that knowledge to exploration planning on the Luxor Property. A program budget of $3,000 and duration of six (6) days are required for this phase, which could be done any time. No work permits would be required for this phase of work.

PHASE III:

3.

Phase IIIA: Prospecting and Assessment of Luxor Property: A two (2) week reconnaissance prospecting program be undertaken by two (2) locally experienced prospectors over the Luxor Property. The existing 1:5,000 scale basemap for the Luxor Property should be adequate for this program (The 1:20,000 scale N.T.S. 092F.014 map sheet); alternatively, digital TRIM topography Data is available in digital format for purchase for approximately $1,000 and could be enlarged for this purpose. The program would focus on bedrock exposure location (GPS Survey) and systematic sampling as well as a preliminary soil sampling program in the defined anomalous areas of the project (all with subsequent assaying). A program budget of $28,000 and duration of two (2) weeks are required for this phase, which could be done any time between May and November. No work permits would be required for this phase of work.

4.

Phase IIIB: Grid-based Geochemical Survey: A GPS surveyed flag grid be established over the Luxor Property covering an area of approximately two (2) km2 (the southern portion of the claim). The line spacing for the grid should be 100 metres, with a minimum of 10, 1,500 metre N-S lines over the area east of Burrell Creek. A total of 15 line kilometers (minimum) would be required for this program. Soil geochemistry (C soil horizon focus) should be sampled on 50 metre centres; for a total of 300 samples. Three (3) weeks for two (2) prospectors would be required to establish and sample the grid. Geological and structural mapping of the grid by a geologist should also be conducted during this program, along with rock grab and representative chip sampling of any significant mineral occurrences discovered. A program budget of $40,000 would be necessary for this phase and could be conducted between May and November. Phase IIA prospecting could easily be combined with this Phase for economies of scale. No work permits would be required for this phase of work.

5.

Phase IIIC: Geophysical Survey: An Induced Polarization (I.P.) and coincident VLF/EM survey program be conducted over the same grid as above. The program would be designed to assess the near surface (>200 metres depth) mineralization potential of the property. The program should take an estimated 10 days to conduct at an approximate cost of $33,000.00. Phase IIA/B Prospecting and Geochemical surveying could be combined with this Phase easily. A Notice of Work Permit and reclamation bond will be required to be applied for and authorized by the B.C. Ministry of Energy, Mines and Petroleum

Resources for this program. The creation and granting of the permit will require an approximate one (1) month window before the work in conducted. The work could be conducted anytime between May and November.

6.

Phase IIID: Technical Report and Assessment Work: A N.I. 43-101 Technical Report should be prepared after the completion of Phase 1. This would which take approximately 1 month to complete and cost an estimated about $15,000. Additionally, a report should be prepared and filed with the Provincial Government to apply the Phase I expenses to the Luxor Property (estimated cost of report and filings, $2,500.00).

PHASE IV

7.

Phase IVA: Luxor North-West Prospecting and Grid Expansion: A GPS surveyed flag grid be established over the Luxor Property covering an area of approximately two (3) km2 (the north and western portion of the claim; west of Burrell Creek). The line spacing for the grid should be 100 metres, with a minimum of 10, 2,000 metre N-S lines over the area east of Burrell Creek. A total of 20 line kilometers (minimum) would be required for this program. Soil geochemistry (B or C soil horizon focus) should be sampled on 50 metre centres; for a total of 400 samples. Three (4) weeks for two (2) prospectors would be required to establish and sample the grid. Geological and structural mapping of the grid by a geologist should also be conducted during this program, along with rock grab and representative chip sampling of any significant mineral occurrences discovered. This grid should then be run with an I.P Program as in Phase IIC. A program budget of $100,000 would be necessary for this phase and could be conducted between May and November.  A Notice of Work Permit Update (amendment) and additional reclamation bond will be required to be applied for and authorized by the B.C. Ministry of Energy, Mines and Petroleum Resources for this program.

8.

Phase IVB: Mechanical Trenching/Diamond Drilling: Should Phase II/IIIA results warrant, a mechanical trenching and or diamond drilling program should be conducted to test the defined anomalies as well as open the WSW and ZAP showings up for more detailed assessment. A new (or amended) Notice of Work application to the B.C. Ministry of Energy, Mines and Petroleum Resources would be required as well as an increase of the reclamation bonding for this program. The estimated budget for a trenching and/or Diamond Drilling program would be $250,000 and take a total of three (3) months to complete. Updated technical reports should follow on the completion of Phase 2, (another $15,000).

PHASE I

Table 19-1: Property Inspection / Technical Report Generation – PHASE I

Work	Notes	Number	Cost	Work Cost
Property Inspection	QP Consultant	3 days	$650/day	$1,950
Technical Report	QP Consultant	3 days	Assays/Writing	$1,950
Total with Contingency	Including work from this report			$12,000

PHASE II

Table 19-2: Franklin Camp Data GIS Compilation – PHASE II

Work	Notes	Number	Cost	Work Cost
Research	Consultant	2 days	$500/day	$1,000
GIS Database	Consultant	4 days	$500/day	$2,000
Total	Including work from this report			$3,000

PHASE III

Table 19-3: Property Exploration – PHASE IIIA

Work	Notes	Number	Cost	Work Cost
Base Map Preparation	Consultant	1 day	$1,000	$1,000
Prospect/Sampling	2 Prospectors	28 man days	$300/man day	$8,400
Geological Control	Geologist	5 days	$650/man day	$3,250
Expenses	Truck, hotel, food	30 days	$180/day	$5,400
Supplies	Sampling Gear		$1,000	$1,000
Analyses	Rock / Soil	200 samples	$25/sample	$5,000
Compilation	Consultant	2 days	$650/day	$1,300
Total with Contingency				$28,000

Table 19-4: Luxor Grid Geochemistry – PHASE IIIB

Work	Notes	Number	Cost	Work Cost
Prospecting	2 Prospectors	38 man days	$300/man day	$11,400
Geology Control	1 Geologist	6 days	$650/day	$3,900
Expenses	Truck, hotel, food	40 man days	$180/day	$7,200
Analyses	Soils, Rocks	350 samples	$25/sample	$8,750
Supplies	Sampling Gear		$2,000	$2,000
Compilation	Consultant	2 days	$650/day	$1,300
Total with Contingency				$40,000

Table 19-5: Luxor Grid Geophysics – Phase IIIC

Work	Notes	Number	Cost	Work Cost
Notice of Work	Consultant	1day	$700/day	$700
Bond to MEMPR	Reclamation	1	$2,000	$2,000
I.P. / VLF-EM	Consultant	10days	$1,750/linekm	$28,000
Consultant Support	Prospector	10 days	$300/day	$3,000
Total with Contingency				$33,000

Table 19-6: Technical Report – Phase IIID

Work	Notes	Number	Cost	Work Cost
Technical Report	Geologist	25 days	$600/day	$15,000
Totals				$15,000

PHASE IV

Table 19-7: Luxor NW Grid Geochemistry and Geophysics – PHASE IVA

Work	Notes	Number	Cost	Work Cost
Prospecting	2 Prospectors	64 man days	$300/man day	$19,200
Geology Control	1 Geologist	10 days	$650 /day	$6,500
Expenses	Truck, hotel, food	70 man days	$180/day	$12,600
Analyses	Soils, Rocks	450 samples	$25/sample	$11,250
Supplies	Sampling Gear		$2,000	$2,000
Compilation	Consultant	2 days	$650/day	$1,300
Notice of Work	Consultant	1day	$700/day	$700
Update
Bond to MEMPR	Reclamation	1	$1,000	$1,000
I.P. / VLF-EM	Consultant	10days	$1,750/linekm	$38,000
Consultant Support	Prospector	10days	$300/day	$3,000
Total with Contingency				$100,000

Table 19-8: Trenching and Diamond Drilling – Phase IVB

Work	Notes	Number	Cost	Work Cost
Notice of Work	Consultant	2 days	$700/day	$1,400
Bond to MEMPR	Reclamation	Trench/Drill		$10,000
Trenching	Contractor	10 days	$1000/day	$10,000
Diamond Drilling	Contractor	1500 metres	$100/metre	$150,000
Geology, Log Core	Geologist	30 days	$700/day	$21,000
Core Splitter	Labour	30 days	$250/day	$7,500

Expenses	Truck/hotel/food	30 days	$250/day	$7,500
Analyses	Rocks, Core	300 samples	$25/sample	$7,500
Compilation	Geologist	6 days	$700/day	$4,200
Total with Contingency				$250,000

Table 19-9: Technical Report – Phase IVC

Work	Notes	Number	Cost	Work Cost
Technical Report	Geologist	28 days	$700/day	$19,600
Totals				$19,600

     The breakdown of estimated times and dollars was made by Mr. Mohammed in consultation with Mr. Gray.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

     If we are unable to complete exploration because we do not have enough money, we will cease activities until we raise more money. If we cannot or do not raise more money, we will cease activities. If we cease activities, we don't know what we will do and we don't have any plans to do anything else.

     We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

     We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

     We anticipate starting exploration operation in the fall of 2007, weather permitting.

     If we do not find mineralized material on the property, Mr. Mohammed will allow the claim to expire and we will cease activities.

Competitive Factors

     The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from our property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

     Our mineral exploration program is subject to the British Columbia Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims
*	working claims
*	reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our activities. These regulations will not impact our exploration activities. The only current costs we anticipate at this time are reclamation costs. Reclamation costs are the costs of restoring the property to its original condition should mineralized material not be found. We estimate that it will cost between $1,000 and $2,000 to restore the property to its original condition, should mineralized material not be found. The variance is based upon the number of holes that are drilled by us.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mineral properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mineral activities. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our activities and know what that will involve from an environmental standpoint.

     We are in compliance with the Act and will continue to comply with the Act in the future. We believe that compliance with the act will not adversely affect our business activities in the future.

     Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only “cost and effect” of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We cannot speculate on those costs in light of our ongoing plans for exploration. When we are ready to drill, we will notify the British Columbia Inspector of Mines. He will require a bond to be put in place to assure that the property will be restored to its original condition. We have estimated the cost of restoring the property to be between $1,000 to $2,000, depending upon the number of holes drilled.

Subcontractors

     We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

     At present, we have no employees, other than our sole officer and director. Our sole officer and director is part-time employees and will devote about 10% of his time to our operation. Our sole officer and director does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director. Mr. Mohammed will handle our administrative duties. Because Mr. Mohammed is inexperienced with exploration, he will hire qualified persons to perform the surveying, exploration, and excavating of our property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

     We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business activities.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investment by others. The cash we raised will allow us to stay in business for at least one year. Our success or failure will be determined by what we find under the ground.

     To meet our need for cash we raised money from our private placement. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not have enough money to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

     Our sole officer and director is unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it, we will either have to suspend activities until we do raise the cash, or cease activities entirely. Other than as described in this paragraph, we have no other financing plans.

     We do not own any interest in any property, but merely have the right to conduct exploration activities on one property. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

     We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a reserve and we have determined it is economical to extract the minerals from the land.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

     If we are unable to complete any phase of exploration because we don’t have enough money, we will cease activities until we raise more money. If we can’t or don’t raise more money, we will cease activities. If we cease activities, we don’t know what we will do and we don’t have any plans to do anything.

     We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

     The following are our milestones:

     1. November 2007 to January 2008 - A two (2) day site visit. Samples will be collected and assayed with a view towards confirming historically reported assay values. Issue a Technical Report based on this inspection and sample assays. A program budget of $12,000.

     2. February 2008 to March 2008 - A detailed geological basemap produced and the geologist will garner a clear understanding of the identified mineralization within the Franklin Camp and apply that knowledge to exploration planning on the Luxor Property. A program budget of $3,000 and duration of six (6) days are required.

     3. April 2008 - October 2008 - Review information in order to decide if we will proceed further with exploration.

     All funds for the foregoing activities have been obtained from our private placement.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our activities. Equity financing could result in additional dilution to existing shareholders.

Results of Activities
From Inception on April 27, 2007

     We acquired the right to explore one property containing one claim. We do not own any interest in any property, but merely have the right to conduct exploration activities on one property. We will begin our exploration in November 2007, weather permitting.

Liquidity and Capital Resources

     As of the date of this prospectus, we have yet to generate any revenues from our business activities.

     We issued 5,000,000 shares of common stock through a private placement pursuant to Regulation S of the Securities Act of 1933 to Mr. Mohammed, our sole officer and director in May 2007 in consideration of $5,000. The shares were sold to non-US persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

     In June 2007, we completed a private placement of 2,800,000 restricted shares of common stock pursuant to Reg. S of the Securities Act of 1933 and raised $28,000. All of the shares were sold to non-US persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

     In July 2007, we completed a private placement of 560,000 restricted shares of common stock pursuant to Reg. S of the Securities Act of 1933 and raised $28,000. All of the shares were sold to non-US persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

     As of July 31, 2007, our total assets were $33,281 and our total liabilities were $8,165.

MANAGEMENT

Officers and Directors

     Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Patrick Mohammed	35	president, principal executive officer, principal financial
10431 Caithcart Road		officer, secretary, treasurer and a member of the
Richmond, British Columbia		board of directors
Canada V6X 1N3

     The persons named above has held his offices/positions since April 27, 2007 and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officers and Directors

Patrick Mohammed, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors

     Patrick Mohammed has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors since our inception on April 27, 2007. Mr. Mohammed is in the 4th level of the Certified General Accountant designation. Since May 2000, Mr. Mohammed has been employed by the Insurance Corporation of British Columbia located in North Vancouver, B.C. From May 2000 to May 2003, Mr. Mohammed held the position of regional financial reporting accounting at Insurance Corporation of British Columbia . His duties included preparing regional financial reports, assisting workers with ad hoc financial data and reports, and also preparation of financial reports for managers. Since May 2003, Mr. Mohammed has held the position of accountant for financial reporting and design at Insurance Corporation of British Columbia. Duties include preparing financial reports for managers and executives, prepare presentations for board of directors and executives, assist employees with financial data an accounting systems, and assist with systems testing and design. Other than being a member of our board of directors, Mr. Mohammed has not served on the board of directors of any public companies in the last five years.

     During the past five years, Mr. Mohammed has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Mohammed was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Mohammed’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Conflicts of Interest

We believe Mr. Mohammed will not be subject to conflicts of interest since we will not acquire any additional properties. No policy has been implemented or will be implemented to address conflicts of interest.

     In the event Mr. Mohammed resigns as our sole officer and director, there will be no one to run our operations and our operations will be suspended or cease entirely.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by us to our officers during the last three completed fiscal years.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus Awards Awards			sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)

Patrick Mohammed	2007	0	0	0	0	0	0	0	0
President, Secretary,	2006	0	0	0	0	0	0	0	0
Treasurer	2005	0	0	0	0	0	0	0	0

     The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year. Our fiscal year end is July 31.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Patrick Mohammed	0	0	0	0	0	0	0

     All compensation received by the officers and directors has been disclosed.

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

     Our directors do not receive any compensation for serving as members of the board of directors.

     As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

     Under our bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

			Percentage of
		Number of Shares	Ownership
	Number of	After Offering	After the Offering
Name and Address	Shares Before	Assuming all of the	Assuming all of the
Beneficial Ownership [1]	the Offering	Shares are Sold	Shares are Sold

Patrick Mohammed	5,000,000	5,000,000	59.81%
10431 Caithcart Road
Richmond, BC
Canada V6X 1N3

All Officers and Directors	5,000,000	5,000,000	59.81%
as a Group (1 person)

[1]	The person named above "promoter" as defined in the Securities Exchange Act of 1934. Mr. Mohammed is the only "promoter" of our company.

Securities authorized for issuance under equity compensation plans.

     We have no equity compensation plans.

Selling Shareholders

     The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

			Number of	Percentage
			shares after	of shares
			offering	owned after the
	Total number of	Percentage of	assuming	offering assuming
	shares owned	shares owned	all shares	all of the share are
Name	prior to offering	prior to offering	sold	sold in the offering
Abulail, Sam	140,000	1.67%	0	0%
Abulail, Samir	140,000	1.67%	0	0%
Adrakar, Neil	28,000	0.33%	0	0%
Alem, Yonathan	140,000	1.67%	0	0%
Ali, Faiyaz Shameer	140,000	1.67%	0	0%
Cassamali, Shafiza	140,000	1.67%	0	0%
Chandi, Rupinder	140,000	1.67%	0	0%
Chandra, Vikash	28,000	0.33%	0	0%
Cuthill, Jodi Lynn	140,000	1.67%	0	0%
Dahl, Arthur	28,000	0.33%	0	0%
Favro, Dean	28,000	0.33%	0	0%
Fazio, Frank	140,000	1.67%	0	0%
Gill, Debbie Walia	140,000	1.67%	0	0%
Gomes, John	28,000	0.33%	0	0%
Higher Grounds Coffee House [1]	28,000	0.33%	0	0%
Hoffman, Brian H. D.	140,000	1.67%	0	0%
Iacutone, Shawn C.	28,000	0.33%	0	0%
Janif, Nabeel	28,000	0.33%	0	0%
Jelic, Elvis	28,000	0.33%	0	0%
Khan, Tofiq A.	140,000	1.67%	0	0%
Kooner, Gurtejaal	28,000	0.33%	0	0%
Krishna, Zayd Mohammed	28,000	0.33%	0	0%
Lalli, Harinder	140,000	1.67%	0	0%
Lazzano, Nancy	28,000	0.33%	0	0%
Little, Stacey	28,000	0.33%	0	0%
Martins, Roger	140,000	1.67%	0	0%
Papaiya, Rajeswar	140,000	1.67%	0	0%
Pereira, Ralph	28,000	0.33%	0	0%
Randazzo, Jake	28,000	0.33%	0	0%
Randazzo, Franco	28,000	0.33%	0	0%
Remillard, Julie	28,000	0.33%	0	0%

Rundhawa, Bob	140,000	1.67%	0	0%
Santillana, Raul	140,000	1.67%	0	0%
Sikiric, Walter	140,000	1.67%	0	0%
Singh, Reemal	28,000	0.33%	0	0%
Tau-Martinez, Krista A.	140,000	1.67%	0	0%
Testa, Johnny Giovanni	140,000	1.67%	0	0%
Toor, Gurpreet S.	28,000	0.33%	0	0%
Wooldridge, Michael	28,000	0.33%	0	0%
Zaim, Peter F.	140,000	1.67%	0	0%
	3,360,000	40.19%	0	0%

[1] Troy Palmieri exercises share voting and/or dispositive powers with respect to Higher Grounds Coffee House

     All of the natural persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

     No selling shareholder is a registered broker dealer or an affiliate of a registered broker/dealer.

     We issued 3,360,000 shares of common stock as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

     The following is a summary of the issuances of all of our shares of common stock. All of our shares of common stock were issued pursuant to the exemption from registration contained in Regulations S of the Securities Act of 1933, as amended. All of the transactions took place outside the United States of America and all of the purchasers are non-US persons.

a)	In May 2007, we issued 5,000,000 shares of common stock to Mr. Mohammed, our sole officer and director in consideration of $0.001 per share or a total of $5,000.

b)

In June 2007, we issued 2,800,000 shares of common stock to twenty individuals in consideration of $0.01 per share or a total of $28,000. The 2,800,000 shares so issued are being registered in this offering.

c)

In July 2007, we issued 560,000 shares of common stock to twenty individuals in consideration of $0.05 per share or a total of $28,000. The 560,000 shares so issued are being registered in this offering.

Future Sales of Shares

     A total of 8,360,000 shares of common stock are issued and outstanding. Of the 8,360,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 3,360,000 are being offered for sale by the selling shareholders in this offering.

     Shares purchased in this offering, which will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will continue to own 59.80% of our outstanding shares of common stock.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities will be Empire Stock Transfer, Inc., West Lake Mead Boulevard, Las Vegas, Nevada 89128 and its telephone number is (702) 562-4091.

CERTAIN TRANSACTIONS

     In May, 2007, we issued a total of 5,000,000 shares of restricted common stock to Patrick Mohammed, our sole officer and director. This was accounted for as an acquisition of shares of common stock in the amount of $5,000.

     Mr. Mohammed purchased the property from David Zamida in consideration of the future payment of a 1% smelter royalty, 0.5% of which is purchasable for CAN$2,000,000. The terms of the transaction with Mr. Zamida were at arm’s length and Mr. Zamida was not our affiliate. Mr. Mohammed will transfer the claims to us if mineralized material is found on the claims. Mr. Mohammed will not receive anything of value for the transfer and we will not pay any consideration of any kind for the transfer of the claims.

     For the period ended July 31, 2007, the Company put forth a total of $300 per month for donated and $550 per month for donated services of office space and services provided by our president Mr. Mohammed.

     Mr. Mohammed is our only promoter. They have not received or will they receive anything of value from us, directly or indirectly in their capacities as promoters.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to December 31, 2006, included in this prospectus have been audited by Williams & Webster, P.S., Independent Registered Public Accounting Firm, Bank of America Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, and its telephone is (509) 838-5111, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the validity of the shares being registered.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Williams & Webster, P.S., Independent Registered Public Accounting Firm, Bank of America Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201 and its telephone is (509) 838-5111.

     Our financial statements from inception to July 31, 2007 (audited), immediately follow:

To the Board of Directors and Stockholders
Aurum Explorations, Inc.
Richmond, B.C. Canada

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying balance sheet of Aurum Explorations, Inc., a Nevada corporation, as of July 31, 2007, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with accounting standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aurum Explorations, Inc. as of July 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company has a history of operating losses, has limited cash resources, has negative working capital and its viability is dependent upon its ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
16 October 2007

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)

BALANCE SHEETS

(Stated in U.S. Dollars)

July 31,
2007

ASSETS

Current
Cash	$33,281

TOTAL ASSETS	$33,281

LIABILITIES

Current
Accounts payable and accrued liabilities	$7,000
Accounts payable – related party	1,165
8,165
STOCKHOLDERS’ EQUITY

Common Stock:
$0.001 par value, 50,000,000 shares authorized;
8,360,000 shares issued and outstanding	8,630

Additional Paid-In Capital	55,051

Subscriptions receivable	(4,200)

Deficit Accumulated During The Exploration Stage	(34,095)

25,116

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,281

The accompanying notes are an integral part of these financial statements.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

(Stated in U.S. Dollars)

For the period from
April 27, 2007
(inception) to
July 31,
2007

Revenue	$-

Expenses
Exploration and development	8,016
Filing fees	15,914
Office and miscellaneous	3,165
Professional fees	7,000

Net Loss and Comprehensive Loss For The Period	$34,095

Basic And Diluted Loss Per Common
Share	$(0.02)

Weighted Average Number Of Common	1,763,333
Shares Outstanding

The accompanying notes are an integral part of these financial statements.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
PERIOD FROM APRIL 27, 2007 (INCEPTION) TO JULY 31, 2007

(Stated in U.S. Dollars)

	COMMON STOCK				DEFICIT
				ACCUMULATED
					DURING
		ADDITIONAL		STOCK	THE
			PAID-IN	SUBSCRIPTION EXPLORATION
	SHARES	AMOUNT	CAPITAL	RECEIVABLE	STAGE	TOTAL
Balance, April 27, 2007
(Date of inception)	-	$-	$-	$-	$-	$-

Founding shares
Issued for cash at par	5,000,000	5,000	-	-	-	5,000

Shares issued for cash
Between $0.01 and $0.05	3,276,000	3,276	48,524	-	-	51,800

Subscriptions receivable	84,000	84	4,116	(4,200)	-	-

Donated rent and services	-	-	2,411	-	-	2,411

Net loss for the period	-	-	-	-	(34,095)	(34,095)

Balance, July 31, 2007	8,360,000	$8,360	$55,051	$(4,200)	(34,095)	25,116

The accompanying notes are an integral part of these financial statements.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

(Stated in U.S. Dollars)

For the period from
April 27, 2007
(inception) to
July 31,
2007

Cash provided by (used in):
Cash Flows From Operating Activities

Net loss for the period	$(34,095)

Changes in non-cash operating working capital
items
Accounts payable and accrued liabilities	7,000
Donated rent and services	2,411
(24,684)
Cash Flows From Financing Activities
Due to director	1,165
Shares issued for cash	56,800
57,965

Increase In Cash	33,281

Cash, Beginning Of Period	-

Cash, End Of Period	$33,281

Supplemental Disclosure Of Cash Flow
Information
Interest paid	$-
Income taxes paid	-

The accompanying notes are an integral part of these financial statements.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2007
(Stated in U.S. Dollars)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

AURUM EXPLORATIONS, INC. (“the Company”) was incorporated in the State of Nevada on April 27, 2007. The Company is an Exploration Stage Company. The Company has acquired an option on a mineral property located in the Nelson Mining Division, British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company was formed for the purpose of acquiring exploration and development stage natural resources properties. The Company has not commenced business operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Acquisition, Exploration and Evaluation Expenditures
The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. For the purpose of preparing financial information, all costs associated with a property that has the potential to add to the Company’s proven and probable reserves are expensed until a final feasibility study demonstrating the existence of proven and probable reserves is completed. No costs have been capitalized in the periods covered by these financial statements.

Basic and Diluted Net Loss per Share
The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Basic loss per share is computed using the weighted average number of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. At July 31, 2007, the Company has no common stock equivalents that were anti-dilutive and excluded from the earnings per share computation.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2007
(Stated in U.S. Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
Cash and cash equivalents consists of cash on deposit and term deposit with a term to maturity of less than three months from the date of purchase.

Comprehensive Loss
SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at July 31, 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Exploration Stage Company
The Company is considered to be in the exploration stage.

The Company follows a policy of expensing exploration expenditures until a production decision in respect of the project is made and the Company is reasonably assured that it will receive regulatory approval to permit mining operations, which may include the receipt of a legally binding project approval certificate.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2007
(Stated in U.S. Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments
The carrying value of cash, and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Foreign Currency Translation
The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Going Concern
These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $34,095 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. The Company anticipates that it will need $75,000 to continue in existence for the following twelve months. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Income Taxes
The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. See Note 5.

Impairment of Long-Lived Assets
In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. In such cases, the amount of the impairment is determined based on the relative fair values of the impaired assets.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2007
(Stated in U.S. Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Organization and Start-up Costs
Costs of start up activities, including organizational costs, are expensed as incurred.

Recent Accounting Pronouncement
In February, 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assts and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect than adopting this statement would have on the Company’s financial condition or results of operation.

In September 2006, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statement No. 87,88, 106 and 132(R)” (hereinafter “SFAS No. 158”). This statement requires an employer to recognize the overfunded or underfunded statues of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not for profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The Company does not expect the adoption of SFAS 158 to have an immediate material effect on the Company’s financial condition or results of operations.

In September, 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (hereinafter “SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principals (GAAP), and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This statement does not require any new fair value measurements, but for some entities, the application of this statement may change current practice. The adoption of this statement has no immediate material effect on the Company’s financial condition or results of operations.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (hereinafter “FIN 48”), which prescribes a recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement had no immediate material effect on the Company’s financial condition or results of operations.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2007
(Stated in U.S. Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncement (Continued)
In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements of sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available for sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or it consolidated affiliates. The statement also require all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The adoption of this statement had no immediate material effect on the Company’s financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Standards No. 133 and 140” (hereinafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. The adoption of this statement had no immediate material effect on the Company’s financial condition or results of operations.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2007
(Stated in U.S. Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Regulatory Matters
The Company and its mineral property interest are subject to a variety of federal and provincial regulations governing land use, health, safety and environmental matters. The Company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

Revenue Recognition
The Company recognizes revenue in accordance with the criteria outlined in Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAP 104”), “Revenue Recognition”. Revenues will be recognized once they are earned; specifically when: (a) services are provided or products are delivered to customers, (b) clear proof that an arrangement exists, (c) amounts are fixed or can be determined, and (d) the Company’s ability to collect is reasonably assured.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - MINERAL PROPERTY

The Company obtained a 100% undivided right, title and interest in a mineral claim in the Luxor Gold Silver Copper Prospect, near Grand Forks, British Columbia, Canada for 5,000Cdn and a 1% net smelter royalty. The company has the right to purchase 50% of the net smelter return royalty anytime up to July 4, 2017 for $2,000,000Cdn.

The company has engaged a geologist to prepare a technical report on the property to be completed between February and March 2008 at an estimated cost of $15,000.

NOTE 4 - SHARE CAPITAL

Common Stock
The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2007
(Stated in U.S. Dollars)

NOTE 4 - SHARE CAPITAL (Continued)

In May, 2007, the Company issued 5,000,000 common shares at $0.001 for total cash proceeds of $5,000 to the president and director of the Company.

In June, 2007, the Company issued 2,800,000 common shares at $0.01 for total proceeds of $28,000.

In July, 2007, the Company issued 476,000 common shares at $0.05 for total proceeds of $23,800.

In July, 2007, the Company issued 84,000 common shares at $0.05 for a subscription receivable of $4,200 which was received subsequent to year-end.

As at July 31, 2007, there were no outstanding stock options or warrants

NOTE 5 - INCOME TAXES

Income tax provision (U.S.)
Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured that it is more likely than not it will utilize the net operating losses carried forward in future years.

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% to income before income taxes. The difference results from the following items:

July 31,
2007
Computed expected (benefit of) income taxes	$11,592

Increase in valuation allowance	(11,592)

Income tax provision	$-

     AURUM EXPLORATIONS, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
JULY 31, 2007 (Stated in U.S. Dollars)

NOTE 5 - INCOME TAXES (Continued)

Significant components of the Company’s deferred income tax assets are as follows:

2007

Net operating loss carry forward	$34,000

Deferred income tax asset	11,500

Valuation allowance	(11,500)

Net deferred tax assets	$-

At July 31, 2007, the Company has net operating loss carryforwards of approximately $34,000 which expires in 2027. The Company established a valuation allowance account totaling $11,500 at July 31, 2007.

NOTE 6 - RELATED PARTY TRANSACTIONS

The President purchased 5,000,000 common shares at par for total consideration of $5,000.

The sole director also provided rent and administrative services for the period with a value of $2,411 for which the director will receive no compensation. This amount has been expensed and shown as an increase in additional paid in capital.

These transactions have been recorded at the exchange amount, being the amount of consideration agreed to by the parties.

Accounts payable – related party is an amount due to the director is non-interest bearing and has no specific terms of repayment. The amount due to the director is for expenses paid on behalf of the Company.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     1.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6.14
Printing Expenses	300.00
Accounting Fees and Expenses	8,593.86
Legal Fees and Expenses	25,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	600.00
TOTAL	$35,000.00

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Patrick Mohammed	May 25, 2007	5,000,000	Cash of $5,000
10431 Caithcart Road
Richmond, BC
Canada V6X 1N3

     We issued the foregoing restricted shares of common stock to Patrick Mohammed pursuant to Regulation S of the Securities Act of 1933. The sale of the shares to Mr. Mohammed took place outside the United States of America and Mr. Mohammed is non-US persons as defined in Regulation S.

     In June , 2007, we issued 2,800,000 shares of common stock to twenty individuals in consideration of $0.01 per share or a total of $28,000. We issued the foregoing restricted shares of common stock pursuant to Regulation S of the Securities Act of 1933. The sale of the shares took place outside the United States of America and all of the purchasers were non-US persons as defined in Regulation S.

     In July, 2007, we issued 560,000 shares of common stock to twenty individuals in consideration of $0.05 per share or a total of $28,000. We issued the foregoing restricted shares of common stock pursuant to Regulation S of the Securities Act of 1933. The sale of the shares took place outside the United States of America and all of the purchasers were non-US persons as defined in Regulation S.

ITEM 27.     EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No. Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1	Bill of Sale from David Zamida
10.2	Trust Agreement
23.1	Consent of Williams & Webster, P.S., Independent Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 28.     UNDERTAKINGS

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, on this 25th day of October 2007.

AURUM EXPLORATIONS, INC.

BY:   PATRICK MOHAMMED
         Patrick Mohammed, President, Principal Executive
         Officer, Treasurer, Principal Financial Officer,
         Principal Accounting Officer and sole member of the
         Board of Directors.

EXHIBIT INDEX

Exhibit No.  Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1	Bill of Sale from David Zamida
10.2	Trust Agreement
23.1	Consent of Williams & Webster, P.S., Independent Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.